FOR IMMEDIATE RELEASE

                Accelio Streamlines Operations For Profitability
           Final second quarter results for fiscal year 2002 announced


Ottawa,ON, November 15, 2001 - Accelio Corporation, (NASDAQ: ACLO, TSE: LIO), a leading global provider of Web-enabled business process solutions, today announced final unaudited results for its fiscal quarter ended October 31, 2001 as well as a series of actions designed to accelerate its drive for profitability. These measures are being undertaken to respond to the significant economic impacts following the events of September 11, 2001.

Revenues for the second quarter of fiscal year 2002 were (CDN) $20.9 million, compared to $26.7 million in the second quarter of fiscal 2001. Operating loss for the quarter was $13.8 million, compared to an operating income of $0.5 million for the same period last year. The net loss for the quarter was $13.7 million or $0.55 per share (fully diluted 24.9 million shares), compared to a net income of $0.4 million or $0.02 per share (fully diluted 21.0 million shares) in the second quarter of fiscal 2001.

During the quarter, the company incurred one-time severance and other costs of
(CDN) $2.3 million.

On a year over year basis, North American overall revenue declined 21 per cent. Product revenues were significantly below expectations in the United States markets, with a year over year decline of 48 per cent. This accounted for most of the shortfall in revenue, against the company's earlier guidance. The company attributed the lower than expected revenue and earnings for the second quarter of fiscal year 2002 to the overall economic slowdown which has delayed buying decisions. North American maintenance and support revenue remained flat on a year over year basis and professional services revenue increased 83 per cent.

On a year over year basis, European overall revenue increased three per cent. Product revenue in Europe declined 19 per cent. European maintenance and support revenue increased 25 per cent and professional services revenue increased 56 per cent.

On a year over year basis, Asia Pacific overall revenue declined 78 per cent. Product revenue declined 88 per cent. Asia Pacific maintenance and support revenue increased 97 per cent and professional services revenue increased 11 per cent.

"Clearly we are very disappointed with our results following four consecutive quarters of growth. In light of the difficult economy, and an uncertain economic recovery we have reduced our cost structure in order to accelerate our profitability, " said A. Kevin Francis, president and chief executive officer. "In order to fulfill our commitment to our shareholders, we have taken appropriate internal actions."

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
Accelio Streamlines Operations                                            page 2


Financial Management Team Changed

Trey Graham has been appointed senior vice president and chief financial officer. He joined Accelio in December 2000 from Deloitte & Touche where he held the position of vice president, corporate finance practice. Graham brings his experience in the capital markets as well as his experience as a chartered accountant to the executive team.

Jeff McMullen, formerly senior vice president and chief financial officer, has elected to leave the company.

Stephen Thompson has been appointed vice president, corporate audit and controller. Prior to this appointment Thompson, a chartered accountant, held a variety of senior positions within the Accelio finance group. He will have responsibility for worldwide contracting and customer engagement practices, audit practices and managing global financial processes.

Company Streamlines to Strengthen Operations

In a move to reduce its cost base while also preserving the strong intellectual talent of the company, Accelio has implemented a Global salary reduction program of 10 per cent for all employees earning (CDN) $60,000 or higher. Employees earning less than (CDN) $60,000 will receive a five per cent reduction. The reduction will apply to every employee, where applicable geographically, including the board of directors, the leadership team, as well as the chief executive officer.

"The feedback and support from our global employee base has been tremendous," said Francis. "It reflects a total commitment by our people to our strategic direction and our drive for profitability."

In order to maximize shareholder alignment, the executive bonus plans for the third and fourth quarters of fiscal year 2002 will not be awarded unless the company achieves its profit target. The bonus plans will remain quarterly.

Customer Operations Consolidated

In a series of moves to reduce costs while positioning the company to remain focused on growth, a series of initiatives has been deployed.

o Worldwide, a total of five executive positions have been eliminated. At company headquarters in Ottawa, Ontario, a total of 25 staff positions have been eliminated as part of an overall cost reduction program.


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
Accelio Streamlines Operations                                            page 3

o Accelio North America, under the leadership of Karen Hayward, senior vice president North American solutions, global industry alliances, has announced the following changes:

         o A new telebusiness strategy based in Canada will be launched to serve the full North American market. This will increase coverage and reduce costs resulting in a net elimination of 10 positions.
         o Canada and the North American Solutions Group have been combined which eliminates a number of positions and lowers costs.
         o   Total discretionary spending has been realigned.

o Accelio Europe, under the leadership of Declan Kelly, senior vice president and general manager has made the following changes:

         o   A number of positions have been eliminated.
         o   Total discretionary spending has been realigned

o Accelio Japan has realigned its expense base to enable a lower break-even threshold. Since assuming his new position on November 1, 2001, Shunichiro Futamura, president Accelio Japan, has revamped its sales process and deployment strategy.

o Accelio China has been transferred to the Accelio distributor in Asia Pacific. Accelio will not incur any further costs from this operation.

Corporate Research and Development Team Revamped

Don Henderson, senior vice president, global product development, has launched a series of changes designed to accelerate product delivery and reduce costs.

The new teams will be aligned as follows:

o Shawn Cadeau has been appointed as vice president and general manager, product management division.
o Kevin Lynch has been appointed as vice president and general manager, product development division.
o John Hogerland has been appointed as vice president and general manager, applied technology division.
o Dave Welch has been appointed as vice president and general manager, product quality division.

"These decisive actions across our global operations will reduce our cost base by approximately (CDN) $4.0 million per quarter, or (CDN) $16 million annually," said Francis. "We believe we have achieved a responsible balance between maintaining our sales capacity for growth, retaining our intellectual talent, lowering our costs, and accelerating the race to profitability."

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
Accelio Streamlines Operations                                            page 4


The media and financial analyst/shareholder conference call will begin at 8:30 a.m. EST on Friday, November 16, 2001. Interested parties should call 416-695-5801 at approximately 8:20 a.m. EST, identifying themselves and asking to be a part of the Accelio conference call.

A replay will be available after 6:00 p.m. on Friday, November 16, 2001. Interested Parties should call 416-695-5800. The pass code to access the recording is 971018

The Accelio conference call will be available online from the Accelio website at http://www.accelio.com/company/company_investor_relations.cfm

To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Accelio Corporation will attempt to provide shareholders and other interested parties with guidance on the factors that drive the company's earnings or net loss, expressed as a range or using specific numbers. Accelio Corporation does not intend to provide any further guidance or updates on its performance during the current quarter unless it is done so in a broadly disseminated format.

About Accelio

Accelio Corporation (formerly JetForm Corporation) is a leading global provider of Web-enabled business process solutions, headquartered in Canada. Accelio helps organizations to gain sustainable advantage by extending and accelerating their core business processes. The Accelio family of integrated software solutions empower organizations to capture, integrate and present strategically relevant information for employees, partners and customers -- enabling them to work smarter and more productively.

With fiscal 2000 revenues of over $100 million, and in business since 1982, the Accelio global distribution network spans every continent, with more than 8.5 million users worldwide. Accelio customers are Global 2000 organizations in the financial services, banking, manufacturing, utilities and public sectors. For more information on Accelio, visit: www.accelio.com.

Accelio and the Accelio logo are trademarks of Accelio Corporation. Other product and company names herein may be trademarks or registered trademarks of their respective owners.

In this announcement, under the provisions of the new "safe harbour" section of the Private Securities Litigation Reform Act of 1995, Accelio makes forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual future results to differ materially are variability in quarterly results, competition, rapid technological change, management of growth, third party dependence, dependence upon key personnel, international operations and geographic concentration, exchange rate risks; currency fluctuations, reliance on intellectual property, product defects and product liability, volatility of stock and other factors as discussed in the Company's prospectus and Form-10K as filed with the Securities and Exchange Commission.

Contacts:
Nicola Clarke McIsaac                   Eileen Foley                          Susanne Gossage
Accelio Investor Relations              Accelio Public Relations              BenchMark Porter Novelli
905-947-8485 ext. 3218                  613-751-4800 ext. 5273                416-422-7196
nclarke@accelio.com                     efoley@accelio.com                    sgossage@bmporternovelli.com

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
Accelio Streamlines Operations                                            page 5

THE CONDENSED, UNAUDITED, CONSOLIDATED BALANCE SHEETS FOR THE COMPANY APPEAR BELOW AND ARE IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES. ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN (CDN) DOLLARS, EXCEPT SHARE AMOUNTS.

                               ACCELIO CORPORATION
                           CONSOLIDATED BALANCE SHEETS
            (IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT SHARE AMOUNTS)

                                                                    October 31,           April 30,
                                                                       2001                 2001
                                                                  --------------        ------------
                ASSETS

Current assets
Cash and cash equivalent.........................                       $ 29,579            $ 41,426
Accounts receivable..............................                         23,847              28,488
Term accounts receivable.........................                          2,118               3,962
Unbilled receivables.............................                          2,310               2,399
Inventory........................................                            801                 869
Prepaid expenses and deferred charges............                          3,641               3,684
                                                                  --------------        ------------
                                                                          62,296              80,828
Fixed assets.....................................                         12,961              12,722
Other assets.....................................                         20,171              21,126
                                                                  --------------        ------------
                                                                        $ 95,428           $ 114,676
                                                                  ==============        ============

       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable.................................                         $4,934              $4,039
Accrued liabilities..............................                          9,531              11,911
Unearned revenue.................................                         14,887              15,788
Term Loan........................................                         10,000                   -
Obligation Under Capital Lease...................                            947                 919
                                                                  --------------        ------------
                                                                          40,299              32,657
Term loan........................................                              -              10,000
Accrued liabilities .............................                            318                 446
Obligations Under Capital Lease .................                          1,168               1,011
                                                                  --------------        ------------
                                                                          41,785              44,114
                                                                  --------------        ------------
Shareholders' equity
Capital stock (Issued and outstanding --
24,915,913 Common Shares at October 31,
2001; 24,831,527 Common Shares at April
30, 2001)........................................                        272,989             272,587
Cumulative translation adjustment................                           (897)             (4,206)
Deficit..........................................                       (218,449)           (197,819)
                                                                  --------------        ------------
                                                                          53,643              70,562
                                                                  --------------        ------------
                                                                         $95,428           $ 114,676
                                                                  ==============        ============

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
Accelio Streamlines Operations                                            page 6

THE CONDENSED, UNAUDITED, CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE COMPANY APPEAR BELOW AND ARE IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES. ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF CANADIAN (CDN) DOLLARS, EXCEPT SHARE AMOUNTS.

                               ACCELIO CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
     (IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                         Three months ended                 Six months ended
                                                            October 31,                        October 31,
                                                  --------------------------------- ----------------------------------
                                                       2001             2000             2001              2000
                                                  --------------- ----------------- ---------------- -----------------
Revenues
Product                                                   $8,945           $17,259          $19,143           $29,913
Service                                                   11,921             9,427           24,724            18,828
                                                  --------------- ----------------- ---------------- -----------------
                                                          20,866            26,686           43,867            48,741
                                                  --------------- ----------------- ---------------- -----------------
Costs and expenses
Cost of product                                            2,042             2,118            3,453             4,132
Cost of service                                            5,032             2,599            9,596             5,286
Sales and marketing                                       16,419            12,714           30,136            25,402
General and administrative                                 3,675             2,258            6,047             4,732
Research and development                                   4,842             4,059           10,036             8,006
Depreciation and amortization                              2,876             2,474            5,525             5,061
Gain on Sale of Asset                                      (200)                --             (200)               --
                                                  --------------- ----------------- ---------------- -----------------
                                                          34,686            26,222           64,593            52,619
                                                  --------------- ----------------- ---------------- -----------------
Operating income (loss)                                  (13,820)              464          (20,726)           (3,878)
Net investment income (expense)                              279               418              358               452
                                                  --------------- ----------------- ---------------- -----------------
Income (loss) before taxes                               (13,541)              882          (20,368)           (3,426)
Provision for income taxes (Note 5)                         (131)             (501)            (262)             (659)
                                                  --------------- ----------------- ---------------- -----------------
Net income (loss)                                      $ (13,672)            $ 381        $ (20,630)         $ (4,085)
                                                  =============== ================= ================ =================

Basic income (loss) per share
Net income (loss) per share                              $ (0.55)           $ 0.02           $(0.83)           $(0.20)
Weighted average number of shares                     24,908,568        20,952,065       24,879,676        20,507,927
Fully diluted income (loss) per share
Net income (loss) per share                              $ (0.55)           $ 0.02           $(0.83)           $(0.20)
Weighted average number of shares                     24,908,568        21,045,122       24,879,676        20,507,927

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